EXHIBIT 99.1
JOINT FILER INFORMATION

Name:	Wachovia Corporation 301 South College Street Charlotte, NC 28288

Designated Filer:	Wachovia Investors, Inc.

Issuer and Ticker Symbol:	Comsys IT Partners, Inc. (CITP)

Date of Event Requiring Statement:	January 23, 2007

Signature:	WACHOVIA CORPORATION

By: /s/ Frederick W. Eubank II Name: Title:

Name:	Frederick W. Eubank II 301 South College Street Charlotte, NC 28288

Designated Filer:	Wachovia Investors, Inc.

Issuer and Ticker Symbol:	Comsys IT Partners, Inc. (CITP)

Date of Event Requiring Statement:	January 23, 2007

Signature:	By: /s/ Frederick W. Eubank II Frederick W. Eubank II

Name:	Courtney R. McCarthy 301 South College Street Charlotte, NC 28288

Designated Filer:	Wachovia Investors, Inc.

Issuer and Ticker Symbol:	Comsys IT Partners, Inc. (CITP)

Date of Event Requiring Statement:	January 23, 2007

Signature:	By: /s/ Courtney R. McCarthy Courtney R. McCarthy